Exhibit 21

UNITED STATIONERS INC. CORPORATE ENTITY CHART AS OF DECEMBER 31, 2012

United Stationers Inc. (Delaware)

United Stationers Supply Co.

(Illinois) *

United Stationers Technology Services LLC

(Illinois)

ORS Nasco, Inc. (Oklahoma)

ORS Nasco Target, LLC

(Illinois)

United Stationers Financial Services LLC

(Illinois)

Lagasse, Inc. (Louisiana) **

Lagasse Target, LLC

(Illinois)

Azerty de Mexico, S.A. de C.V.

(Mexico)

United Stationers Hong Kong Limited (Hong Kong)

MBS Dev, Inc. (Colorado)

Oklahoma Rig, Inc. (Oklahoma)

United Stationers Receivables, LLC

(Illinois)

United Worldwide Limited (Hong Kong)

O.K.I. Supply Co. (Ohio)

Oklahoma Rig & Supply Co. Trans, Inc.

(Oklahoma)

OKI Data, Inc.

(Ohio)

OKI Bering Management Co.

(Ohio)

OKI Bering Canada, Inc.

(Canada)

O.K.I. Supply Target, LLC (Illinois)

OKI Middle East Holding Co.

(Ohio)

OKI Bering Middle East FZE

(United Arab Emirates)

DM #9467

* United Stationers Supply Co. does business as “United Stationers” and as “Azerty.”

** Lagasse , Inc. does business as “Lagasse” and as “Lagasse/Sweet.”